Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS THIRD QUARTER AND NINE-MONTH FINANCIAL RESULTS

BOULDER, Colo. - October 28, 2014 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its third quarter and nine-month period ended September 30, 2014.

Third quarter sales were $51.9 million, down 1% from sales of $52.3 million in the same quarter last year. Both the 2014 and 2013 third quarter sales results exclude contributions from the Company’s former AMK Technical Services business, which was sold effective October 1, 2014, and is now classified under discontinued operations. Third quarter gross margin was 29% versus 31% in last year’s third quarter.

Operating income was $3.4 million versus $5.2 million in the third quarter of 2013. DMC reported other income of $472,000 versus other expense of $247,000 in the 2013 third quarter. Other income in this year’s third quarter was primarily attributable to realized and unrealized foreign currency exchange gains. Offsetting these gains was a $716,000 non-cash valuation allowance charge in the Company’s tax provision, which was taken against certain deferred tax assets associated with the Company’s German explosion cladding operations.

Third quarter income from continuing operations was $2.5 million, or $0.18 per diluted share, versus $3.4 million, or $0.24 per diluted share, in the third quarter last year.

Third quarter adjusted EBITDA was $7.7 million versus $8.8 million in the third quarter last year. Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Oilfield Products
Sales at DMC’s Oilfield Products segment, also referred to as DynaEnergetics, were $28.3 million, up 29% from $21.9 million in last year’s third quarter. The increase reflects strong customer demand across most of DynaEnergetics’ product portfolio, particularly the DynaSelect switch detonator system. Operating income increased to $3.8 million from $1.6 million in last year’s third quarter, while adjusted EBITDA was $5.5 million versus $3.1 million in the comparable prior-year quarter.

NobelClad
NobelClad reported sales of $23.6 million, down 22% from $30.4 million in the third quarter last year. The decline is attributable to continued soft capital spending in NobelClad’s global industrial end markets. Operating income was $1.9 million versus $5.6 million in the comparable year-ago quarter, while adjusted EBITDA was $3.6 million versus $7.1 million in last year’s third quarter. NobelClad ended the quarter with an order backlog of $42.6 million, up from $40.1 million, at the end of this year’s second quarter.

Nine-Month Results
Consolidated sales for the nine-month period were $150.6 million, down 1% from sales of $152.7 million in the same period last year. Gross margin was 30%, consistent with the comparable nine-month period a year ago. Operating income improved to $10.2 million from $9.9 million during last year’s nine-month period. The 2013 nine-month period included $3.0 million of non-recurring expenses associated with management retirements.

Nine-month income from continuing operations was $7.1 million, or $0.51 per diluted share, versus net income of $6.8 million, or $0.49 per diluted share, in the comparable year-ago period. Net income and the tax provision for the 2014 nine-month period included the previously mentioned $716,000 non-cash valuation allowance charge, while the comparable period of 2013 reflected a net tax benefit of $484,000.

The Oilfield Products business reported sales of $76.2 million, up 19% from $63.7 million in last year’s nine-month period. Operating income was $10.9 million versus $5.3 million in the comparable year-ago period, and adjusted EBITDA was $16.0 million, up from $9.5 million in last year’s nine-month period.

NobelClad reported nine-month sales of $74.4 million, down 16% from $89.0 million in the same period last year. Operating income was $6.4 million, down from $13.3 million, and adjusted EBITDA was $11.5 million versus $17.7 million in last year’s nine-month period.

Management Commentary
“We are pleased with the continued growth at DynaEnergetics and remain optimistic about the long-term prospects at NobelClad,” said Kevin Longe, president and CEO. “DynaEnergetics is reporting strong demand across multiple global markets, and is seeing expanding customer adoption of its DynaSelect switch detonator system.

“NobelClad saw a nominal improvement in its third quarter order backlog, and its sales team continues to pursue a variety of order opportunities in what remains a relatively soft capital spending environment. In the meantime, the business is also taking steps to strengthen its capabilities and streamline its operations, particularly in Europe.

“On October 23, we signed an agreement to purchase a $14 million, state-of-the-art manufacturing facility in the Siegerland region of Germany.  The facility, which is approximately six-years old, will significantly enhance NobelClad’s manufacturing capabilities and its ability to serve customers throughout Europe, the Middle East and Africa.  We expect the plant will be open by next year’s second quarter.

“NobelClad’s European management has commenced discussions with local staff representatives and social partners to develop and implement a European consolidation plan, which we believe will generate annual after-tax savings of approximately $2 million.  Restructuring charges, including social costs, equipment relocation, and other exit expenses are expected to range from $3.0 million to $5.0 million.”

“NobelClad’s purchase of the new German facility, along with DynaEnergetics’ investments in new products and improved distribution capabilities, and our recent sale of AMK Technical Services all reflect our continued efforts to strengthen the business and position DMC for future growth,” Longe said.

Guidance
Michael Kuta, chief financial officer, said consolidated sales for fiscal 2014 are expected to be down slightly to up 2% versus sales of $202.1 million reported in 2013 (excluding AMK Technical Services). Expectations for full-year gross margins are unchanged at 29% to 30%, versus 29% in 2013.

The Company’s blended effective tax rate for fiscal 2014 is expected to range from 30% to 32%, up from a previously expected range of 29% to 30%. The higher range relates to the full-year impact of the non-cash valuation allowance charge initially recorded during the third quarter. Kuta said the Company expects that NobelClad’s European consolidation program should allow the Company to recapture these deferred tax benefits in the future.

For the fourth quarter, management anticipates sales will be up 4% to 6% versus the $49.3 million reported in last year’s fourth quarter (excluding AMK). Fourth quarter gross margin is expected to be in a range of 28% to 29% versus the 26% reported in last year’s fourth quarter. The after-tax gain on the sale of AMK is expected to be $850,000 to $950,000 and will be realized in the fourth quarter. In addition, approximately $1.5 million to $3.0 million of the NobelClad European restructuring expense is expected to be recorded in the quarter.
Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at www.dmcglobal.com, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. Participants also can connect directly to the webcast at the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=173323

A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 4, 2014, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 13593514.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards will be based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including fourth quarter and full-year 2014 guidance on revenue, gross margins and effective tax rates, and timing of restructuring charges, as well as expectations about NobelClad’s long-term prospects and anticipated benefits of its European consolidation efforts. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; NobelClad’s European consolidation efforts in the new Liebenscheid facility; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2013.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
NET SALES	$51,886	$52,331	$150,566	$152,720
COST OF PRODUCTS SOLD	36,803	36,229	105,073	107,431
Gross profit	15,083	16,102	45,493	45,289
COSTS AND EXPENSES:
General and administrative expenses	5,503	5,673	16,858	18,693
Selling and distribution expenses	4,639	3,657	13,596	11,997
Amortization of purchased intangible assets	1,575	1,581	4,808	4,734
Total costs and expenses	11,717	10,911	35,262	35,424
INCOME FROM OPERATIONS	3,366	5,191	10,231	9,865
OTHER INCOME (EXPENSE):
Other income (expense), net	472	(247)	369	(372)
Interest expense, net	(136)	(128)	(414)	(479)
INCOME BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	3,702	4,816	10,186	9,014
INCOME TAX PROVISION	1,224	1,461	3,088	2,179
INCOME FROM CONTINUING OPERATIONS	2,478	3,355	7,098	6,835
DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued operations, net of tax	20	256	(77)	473
NET INCOME	2,498	3,611	7,021	7,308
Less: Net income attributable to non-controlling interest	—	49	—	92
NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$2,498	$3,562	$7,021	$7,216

INCOME (LOSS) PER SHARE - BASIC:
Continuing operations	$0.18	$0.24	$0.51	$0.49
Discontinued operations	$—	$0.02	$(0.01)	$0.03
Net income	$0.18	$0.26	$0.50	$0.52
INCOME (LOSS) PER SHARE - DILUTED:
Continuing operations	$0.18	$0.24	$0.51	$0.49
Discontinued operations	$—	$0.02	$(0.01)	$0.03
Net income	$0.18	$0.26	$0.50	$0.52
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,686,200	13,540,394	13,673,637	13,528,880
Diluted	13,687,725	13,544,665	13,678,697	13,532,973

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.12	$0.12

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS

Cash and cash equivalents	$14,932	$10,598
Accounts receivable, net	30,923	37,785
Inventory, net	41,846	41,191
Other current assets	12,744	7,814
Assets held for sale	6,011	6,299

Total current assets	106,456	103,687

Property, plant and equipment, net	57,680	60,215
Goodwill, net	34,382	37,970
Purchased intangible assets, net	29,403	36,458
Other long-term assets	1,675	2,282

Total assets	$229,596	$240,612

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$9,104	$14,567
Customer advances	2,364	1,019
Dividend payable	559	550
Accrued income taxes	3,030	2,810
Other current liabilities	8,352	8,915
Current debt obligations	4	2,907
Liabilities related to assets held for sale	721	826

Total current liabilities	24,134	31,594

Lines of credit	26,000	26,400
Deferred tax liabilities	8,641	7,945
Other long-term liabilities	1,962	1,881
Stockholders' equity	168,859	172,792

Total liabilities and stockholders' equity	$229,596	$240,612

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(Amounts in Thousands)
(unaudited)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,021	$7,308
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	77	(473)
Depreciation (including capital lease amortization)	5,406	4,004
Amortization of purchased intangible assets	4,808	4,734
Amortization of deferred debt issuance costs	76	76
Stock-based compensation	2,565	2,685
Deferred income tax provision (benefit)	(608)	(126)
Gain on disposal of property, plant and equipment	6	5
Change in working capital, net	(3,772)	11,603
Net cash flows provided by continuing operations	15,579	29,816
Net cash flows provided by discontinued operations	239	655
Net cash provided by operating activities	15,818	30,471

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(6,472)	(13,426)
Change in other non-current assets	373	209
Net cash flows used in continuing operations	(6,099)	(13,217)
Net cash flows used in discontinued operations	(120)	(604)
Net cash used in investing activities	(6,219)	(13,821)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(3,213)	(13,252)
Payments on long-term debt	(47)	(47)
Payments on capital lease obligations	(23)	(39)
Payment of dividends	(1,667)	(1,637)
Net proceeds from issuance of common stock	234	163
Tax impact of stock-based compensation	113	(895)

Net cash used in financing activities	(4,603)	(15,707)

EFFECTS OF EXCHANGE RATES ON CASH	(662)	172

NET DECREASE IN CASH AND CASH EQUIVALENTS	4,334	1,115

CASH AND CASH EQUIVALENTS, beginning of the period	10,598	8,218

CASH AND CASH EQUIVALENTS, end of the period	$14,932	$9,333

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
NobelClad	$23,607	$30,407	$74,402	$88,977
Oilfield Products	28,279	21,924	76,164	63,743

Net sales	$51,886	$52,331	$150,566	$152,720

NobelClad	$1,883	$5,562	$6,382	$13,251
Oilfield Products	3,778	1,635	10,854	5,341
Unallocated expenses	(2,295)	(2,006)	(7,005)	(8,727)

Income from operations	$3,366	$5,191	$10,231	$9,865

	For the three months ended September 30, 2014
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$1,883	$3,778	$(2,295)	$3,366
Adjustments:
Stock-based compensation	—	—	974	974
Depreciation	1,151	675	—	1,826
Amortization of purchased intangibles	530	1,045	—	1,575

Adjusted EBITDA	$3,564	$5,498	$(1,321)	$7,741

	For the three months ended September 30, 2013
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$5,562	$1,635	$(2,006)	$5,191
Adjustments:
Net income attributable to non-controlling interest	—	(49)	—	(49)
Stock-based compensation	—	—	628	628
Depreciation	1,009	412	—	1,421
Amortization of purchased intangibles	529	1,052	—	1,581

Adjusted EBITDA	$7,100	$3,050	$(1,378)	$8,772

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	For the nine months ended September 30, 2014
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$6,382	$10,854	$(7,005)	$10,231
Adjustments:
Stock-based compensation	—	—	2,565	2,565
Depreciation	3,470	1,936	—	5,406
Amortization of purchased intangibles	1,625	3,183	—	4,808

Adjusted EBITDA	$11,477	$15,973	$(4,440)	$23,010

	For the nine months ended September 30, 2013
	NobelClad	Oilfield Products	Unallocated Expenses	Total
Income from operations	$13,251	$5,341	$(8,727)	$9,865
Adjustments:
Net income attributable to non-controlling interest	—	(92)	—	(92)
Stock-based compensation	—	—	2,685	2,685
Depreciation	2,883	1,121	—	4,004
Amortization of purchased intangibles	1,578	3,156	—	4,734

Adjusted EBITDA	$17,712	$9,526	$(6,042)	$21,196

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income attributable to DMC	$2,498	$3,562	$7,021	$7,216
Loss (income) from operations from discontinued operations	(20)	(256)	77	(473)
Interest expense	137	129	420	484
Interest income	(1)	(1)	(6)	(5)
Provision for income taxes	1,224	1,461	3,088	2,179
Depreciation	1,826	1,421	5,406	4,004
Amortization of purchased intangible assets	1,575	1,581	4,808	4,734

EBITDA	7,239	7,897	20,814	18,139
Stock-based compensation	974	628	2,565	2,685
Other (income) expense, net	(472)	247	(369)	372

Adjusted EBITDA	$7,741	$8,772	$23,010	$21,196